UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Summit Wireless Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

6840 Via Del Oro

Suite 280

San Jose, CA 95119

(408) 627 4716

On December 12, 2019, Summit Wireless Technologies, Inc. (the “Company”) provided a letter to certain of its stockholders of record as of November 12, 2019 (“Record Date Stockholders”) in connection with its 2019 Annual Meeting, urging Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on November 19, 2019. All Record Date Stockholders are encouraged to vote using any of the options described in the letter. The text of the letter is attached below.

December 12, 2019

Dear Fellow Stockholder:

I am writing to remind you that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Summit Wireless Technologies, Inc. (the “Company”) is scheduled for Thursday, December 19, 2019 at 2:00 p.m. Pacific Time at the Company’s offices at 8875 NE Von Neumann Dr., Suite 100, Hillsboro, Oregon 97006.

Our records indicate that as of November 12, 2019, the “Record Date” for the Annual Meeting, you held shares of common stock, $0.0001 par value per share, of the Company (the “Shares”) and, therefore, you are entitled to vote on the matters described in the Company’s Definitive Proxy Statement (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on November 19, 2019 and mailed to you. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your Shares by signing, dating and returning the voting instruction form that was mailed to you at your earliest convenience.

Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Stockholders with questions on how to vote are strongly encouraged to contact the Company at (408) 627-4716.

Stockholders also may vote by attending the Annual Meeting in person on December 19, 2019 at 2:00 p.m. Pacific Time, at the Company’s offices at 8875 NE Von Neumann Dr., Suite 100, Hillsboro, Oregon 97006. If you are unable to attend, please vote your Shares using the method described above. In particular, the Company’s board of directors encourages you to vote your Shares in favor of all of the proposals described in the Proxy Statement.

Thank you in advance for your participation and your consideration in this extremely important matter. The Company’s management has been working very hard on behalf of all stockholders and appreciates all of your support.

Sincerely,

Brett Moyer

Chairman and Chief Executive Officer

Important Information

On November 19, 2019, the Company filed a Proxy Statement with the SEC in connection with the Company’s Annual Meeting. Stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision because the Proxy Statement contains important information. The Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company at https://ir.summitwireless.com/sec-filings.